Exhibit 99.1

OSS Appoints David Raun, Technology Industry Veteran, as President & CEO

ESCONDIDO, Calif. – June 25, 2020 – One Stop Systems, Inc. (Nasdaq: OSS), a leader in specialized high-performance edge computing, has appointed company director and interim CEO, David Raun, as its new president and CEO.

Raun has served as interim CEO of OSS since February 2020, and on the board of OSS since 2016. Prior to his appointment as interim CEO, he had served as audit committee chair and was a member of the nominating committee.

“David is a seasoned leader with extensive experience in the technology sector, and he has already initiated positive changes at OSS which will enhance our operations,” commented OSS chairman of the board, Ken Potashner. “He brings to the position a solid track record of driving increased revenue, profits and market position at multiple public and private technology companies. David is ideally suited to lead the growth and development of OSS as a global leader in high-performance edge computing.”

Raun brings to the company more than 24 years of senior management and board experience. He previously served as president and COO of ASSIA, a Silicon Valley-based SaaS provider, where he led a quick turnaround, driving record revenues and expanded margins. Earlier, he served as president, CEO and a director at Nasdaq-traded, PLX Technology (PLX). He led PLX to achieve record revenue, profits, and market dominance in PCIe switch technology before its eventual acquisition by Avago (now Broadcom). He holds a B.S. in computer and electrical engineering from the University of California, Santa Barbara.

“I am excited to have this opportunity and look forward to continuing to work closely with our management team, talented employees and recently expanded board of directors,” said Raun. “While there is still much to do, over the last few months, we’ve made strong progress with our reorganization, expense reductions, and strengthening our balance sheet with additional working capital. Recent project wins, new orders, and industry-leading product launches highlight the tremendous opportunities ahead. Moving forward, we will continue to focus on increasing our market position, while driving expanded margins, operational efficiencies, and shareholder value.”

About One Stop Systems

One Stop Systems, Inc. (OSS) designs and manufactures innovative specialized high-performance computing modules and systems, including customized servers, compute accelerators, expansion systems, flash storage arrays and Ion Accelerator storage software. These products are used for deep learning, AI, defense, finance and entertainment applications, and empower scientists, engineers, creators and other professionals to push the boundaries of their industries.

OSS utilizes the power of PCI Express, the latest GPU accelerators and NVMe storage to build award-winning systems, including many industry firsts, for OEMs and government customers. The company enables AI on the Fly® by bringing AI datacenter performance to ‘the edge’ and on mobile platforms, and by addressing the entire AI workflow, from high speed data acquisition to deep learning, training and inference. OSS products are available directly or through global distributors. For more information, go to www.onestopsystems.com.

Forward-Looking Statements

One Stop Systems cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by One Stop Systems or its partners that any of our plans or expectations will be achieved, including but not limited to our management’s ability to increase the company’s market position or revenue. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Media Contact:

Katie Rivera

One Stop Systems, Inc.

Tel (760) 745-9883

Email contact

Investor Relations:

Ronald Both or Grant Stude

CMA

Tel (949) 432-7557

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